     As filed with the Securities and Exchange Commission on June 6, 2001.

                                                      Registration No. 333-33865
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  MAPICS, INC.
               (Exact Name of Issuer as Specified in its Charter)

           Georgia                                     04-2711580
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                  1000 Windward Concourse Parkway, Suite 100
                          Alpharetta, Georgia 30005
                                (678) 319-8000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        Richard C. Cook                                                  Copy to:
             President and Chief Executive Officer                                  Martin D. Avallone
                          MAPICS, Inc.                                 Vice President, General Counsel and Secretary
                1000 Windward Concourse Parkway                                        MAPICS, Inc.
                   Alpharetta, Georgia 30005                                  1000 Windward Concourse Parkway
                        (678) 319-8000                                          Alpharetta, Georgia 30005
(Name, address, including zip code, and telephone number,                             (678) 319-8000
     including area code, of agent for service)

                            _______________________

     Approximate date of commencement of proposed sale to the public: Offering has terminated.

     Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in the registrant's Registration Statement on Form S-3 filed on August 18, 1997 (No. 333-33865) and this Post-Effective Amendment No. 1 to such Registration Statement also relate to the registrant's Registration Statement on Form S-3 filed on March 28, 1995 (No. 33-90670) and Post-Effective Amendment No. 1 thereto filed on May 31, 1996.

                          DEREGISTRATION OF SECURITIES

     This Post-Effective Amendment No. 1 on Form S-3 (the "Post-Effective Amendment") is being filed to deregister (a) 526,309 shares of our common stock underlying warrants previously issued in connection with a debt financing and
(b) 526,309 rights to purchase our Series F Junior Participating Preferred Stock. The warrants expired unexercised on April 30, 2001. The 526,309 shares of common stock underlying the warrants and the 526,309 related rights were registered with the Securities and Exchange Commission on two Form S-3 Registration Statements. Form S-3 Registration Statement (File No. 33-90670) filed March 28, 1995 and amended by Post-Effective Amendment No. 1 filed May 31, 1996 covered 383,333 shares of common stock initially underlying the warrants and 383,333 rights to purchase Series F Junior Participating Preferred Stock. Form S-3 Registration Statement (File No. 333-33865) filed August 18, 1997 registered an additional 142,976 shares of common stock that became issuable upon exercise of the warrants as a result of adjustments to the warrants made in connection with the Distribution, as that term is defined in such Registration Statement, and 142,976 additional rights.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alpharetta, state of Georgia, on June 5, 2001.

                              MAPICS, INC.


                              By:   /s/ Richard C. Cook
                                    -------------------
                                    Richard C. Cook
                                    President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated as of June 5, 2001.


     Signatures                                                 Title
     ----------                                                 -----

     /s/ Richard C. Cook                                 President, Chief Executive Officer and
     --------------------------------------              Director
     Richard C. Cook                                     (Principal Executive Officer)

     /s/ George A. Chamberlain 3d                        Director
     --------------------------------------
     George A. Chamberlain 3d

     /s/ Edward J. Kfoury                                Director
     --------------------------------------
     Edward J. Kfoury

     /s/ Terry H. Osborne                                Director
     --------------------------------------
     Terry H. Osborne

     /s/ H. Mitchell Watson, Jr.                         Director
     --------------------------------------
     H. Mitchell Watson, Jr.

     /s/ Julia B. North                                  Director
     --------------------------------------
     Julia B. North

     /s/ William J. Gilmour                              Vice President of Finance, Treasurer and
     --------------------------------------              Chief Accounting Officer
     William J. Gilmour                                  (Principal Financial and Accounting Officer)
